SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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SAEXPLORATION HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SAEXPLORATION HOLDINGS, INC.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2019

To the Stockholders of SAExploration Holdings, Inc.:

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of SAExploration Holdings, Inc. (“the Company”) will be held at its corporate offices, 1160 Dairy Ashford Rd, Suite 160, Houston, TX 77079, on June 19, 2019 at 9:00 a.m., Central Time for the purpose of voting on the following matters:

(1)	to elect six directors to the Company’s Board of Directors;

(2)	to vote on a non–binding advisory resolution regarding the compensation of the Company’s named executive officers as disclosed in this proxy statement (the “say–on–pay proposal”);

(3)

to vote on a non–binding advisory resolution regarding the frequency with which the Company will hold an advisory stockholder vote to approve executive compensation (the “frequency of say–on–pay proposal”);

(4)	to vote on whether to ratify the selection of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm for 2019; and

(5)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has approved and recommends that you vote “FOR” the election of the six nominated directors, “FOR” the say–on–pay proposal, “FOR” one year for the frequency of say–on–pay proposal, and “FOR” the ratification of the selection of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm for 2019.

Only stockholders of record at the close of business on April 26, 2019 will be entitled to vote at the Annual Meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card to the Company as soon as possible so that your shares will be voted at the Annual Meeting. If you hold your shares in a “street name” or in a margin or similar account, you should contact your bank, broker or other similar organization to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. The Company looks forward to your continued support.

By Order of the Board of Directors,

/s/ Brent Whiteley

Brent Whiteley

Chief Financial Officer, General Counsel, and Secretary

This proxy statement is dated April 30, 2019 and is first being mailed to the Company’s stockholders on or about May 10, 2019.

i

General Information

Why am I receiving this proxy statement?

The Company is furnishing you these materials because its Board of Directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that the Company is required to provide you under the rules and regulations of the Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials?

In accordance with the rules and regulation of the SEC, the Company is furnishing the proxy materials via the internet to all stockholders entitled to vote at the Annual Meeting instead of mailing a printed copy of the proxy materials. The Company believes that posting these materials on the Internet enables the Company to provide stockholders with the information that they need more quickly, while lowering the costs of printing and delivery and reducing the environmental impact of the Annual Meeting.

If you received a notice in the mail regarding the availability of proxy materials on the internet (the “Notice of Internet Availability”), you will not receive a printed copy of the proxy materials unless you request one. The Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your proxy via the internet. If you would like to receive a printed copy of the proxy materials, please follow the instructions in the Notice of Internet Availability for requesting printed materials.

What is the record date and who is entitled to vote?

The Board set April 26, 2019, as the record date. As of the record date, there were 4,290,697 shares of the Company’s common stock outstanding. Each share of common stock outstanding on the record date is entitled to one vote on any matter properly presented at the Annual Meeting.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of the Company’s common stock is reflected directly on the books and records of the Company’s transfer agent, Continental Stock Transfer and Trust Company. If you hold the Company’s common stock through an account with a bank, broker or other similar organization, you are considered the beneficial owner of shares held in street name and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or other similar organization. The Company only has access to ownership records for the registered shares.

How do I vote?

You may vote by any of the following methods:

•

In person. Stockholders of record and beneficial owners of shares held in street name may vote in person at the Annual Meeting. If you hold shares in street name, you must also obtain a legal proxy from the stockholder of record (e.g., your bank, broker or other similar organization) to vote in person at the Annual Meeting.

•

Via the internet. Stockholders of record may vote via the Internet by following the instructions included in the Notice of Internet Availability provided. If you are a beneficial owner of shares held in street name, your ability to vote via the Internet depends on the voting procedures of the stockholder of record (e.g., your bank, broker or other similar organization). Please follow the directions included in the Notice of Internet Availability provided to you by the stockholder of record.

•

By mail. Stockholders of record and beneficial owners of shares held in street name who received the Company’s proxy materials by mail may vote the proxy by completing, signing, dating and returning the proxy card or voting instruction form provided by the stockholder of record.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by either submitting a written notice of revocation to the Company’s Secretary at the address set forth below or attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

In voting on the election of six director nominees to serve until the 2020 Annual Meeting of Stockholders, or until the director’s earlier death, resignation, disqualification or removal, stockholders may vote for each nominee in one of the following ways:

•	for the nominee;
•	withhold votes as to the nominee; or
•	abstain from voting on the nominee.

The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors.

What are my voting choices when voting on the non–binding advisory resolution regarding compensation of the Company’s named executive officers as disclosed in this proxy statement, and what vote is needed to approve the resolution?

In voting on the non–binding advisory resolution regarding compensation of the Company’s named executive officers as disclosed in this proxy statement, stockholders may vote in one of the following ways:

•	for the resolution;
•	against the resolution; or
•	abstain from voting on the resolution.

The proposal to approve the non-binding advisory resolution regarding compensation of the named executive officers will require the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting.

What are my voting choices when voting on the non–binding advisory resolution regarding the frequency of future stockholder votes regarding compensation of the Company’s named executive officers, and what vote is needed to approve the resolutions?

In voting on the non–binding advisory resolution regarding the frequency of future stockholder votes regarding compensation of the Company’s named executive officers, stockholders may vote in one of the following ways:

•	every year;
•	every two years;
•	every three years; or
•	abstain from voting on the resolution.

The proposal to approve the non–binding advisory resolution regarding the frequency of future stockholder votes regarding compensation of the Company’s named executive officers requires the affirmative vote of a plurality of the issued and outstanding shares of common stock represented in person or by proxy at the Annual Meeting.

What are my voting choices when voting on the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm, and what vote is needed to ratify their appointment?

In voting to ratify the appointment of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm for 2019, stockholders may vote in one of the following ways:

•	for ratification;
•	against ratification; or
•	abstain from voting on ratification.

The proposal to ratify the appointment of Pannell Kerr Forster of Texas, P.C. will require the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting.

What if I do not specify a choice for a matter when returning a proxy card?

If you are a stockholder of record and sign and return a proxy card without giving any instructions, your proxy will be voted “FOR” the election of all director nominees, “FOR” the say–on–pay proposal, “FOR” one year on the frequency of say–on–pay proposal, and “FOR” the proposal to ratify the appointment of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm for 2019. If you hold your shares in street name and do not provide your bank, broker or other similar organization with voting instructions (including by returning a blank voting instruction card), your shares may constitute “broker non–votes.” Generally, broker non–votes occur on a matter when a bank, broker or other similar organization is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

What constitutes a quorum for the Annual Meeting?

The Company needs a quorum of stockholders to hold a validly convened Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock constitutes a quorum. If you have signed and returned a proxy card, your shares will be counted toward the quorum. If a quorum is not present, the chairman may adjourn the meeting, without notice other than by announcement at the meeting, until the required quorum is present. As of the record date, 4,290,697 shares of common stock were outstanding. Thus, the presence in person or represented by proxy of the holders of common stock representing at least 2,145,349 shares will be required to establish a quorum.

How are withheld votes, abstentions and broker non–votes counted?

A properly executed proxy card marked “withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non–votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

With respect to the say–on–pay proposal, the frequency on say–on–pay proposal or the proposal to ratify the appointment of the independent registered public accounting firm, an abstention from voting will have the same effect as a vote “against” the proposal.

Broker non–votes will have no effect on the outcome of the vote on any of the proposals.

Will any other business be transacted at the Annual Meeting? If so, how will my proxy be voted?

The Company does not know of any business to be transacted at the Annual Meeting other than those matters described in this proxy statement. The Company believes that the periods specified in its Second Amended and Restated By–laws, as amended (the “By–laws”) for submitting proposals to be considered at the Annual Meeting have passed and no proposals were submitted. However, should any other matters properly come before the Annual Meeting, and any adjournments or postponements of the Annual Meeting, shares as to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8–K within four business days of the Annual Meeting.

What is the deadline for submitting proposals to be considered for inclusion in the 2020 proxy statement and for submitting a nomination for director for consideration at the Annual Meeting of Stockholders in 2020?

The Company expects to hold its 2020 Annual Meeting of Stockholders on or about June 10, 2020. Stockholder proposals requested to be included in the 2020 proxy statement must be received no later than December 31, 2019. Director nominations and proposal for matters to be considered at the 2020 Annual Meeting of Stockholders must be received by the Company between March 21, 2020 and April 20, 2020. Proposals and nominations should be directed to Brent Whiteley, Chief Financial Officer, General Counsel, and Secretary, SAExploration Holdings, Inc., 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079.

Who is paying the costs associated with soliciting proxies for the Annual Meeting?

The Company is paying the cost of soliciting proxies and will reimburse its transfer agent, brokerage firms, financial institutions and other custodians, nominees, fiduciaries and holders of record for their reasonable out–of–pocket expenses for sending proxy materials to stockholders and obtaining their proxies. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail.

Who can help answer my questions?

If you have questions about the Annual Meeting or if you need printed copies of this proxy statement, the proxy card or other proxy materials you should contact:

Ryan Abney — Vice President, Finance

SAExploration Holdings, Inc.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

Telephone: (281) 258-4409

Email: rabney@saexploration.com

Proposal 1 — Election of Directors

The Company’s Board currently consists of seven members, all of which were elected at the 2018 Annual Meeting of Stockholders. The directors to be elected at this Annual Meeting will serve on the Board until the 2020 Annual Meeting of Stockholders, until their successors are elected and qualified or until their earlier death, resignation, disqualification or removal. All but one of the directors are standing for reelection. Mr. Mercer has decided not to run for election and the Board has reduced the size of the Board to six members. Mr. Mercer has not advised the Company of any disagreement with the Company in his decision not to run for reelection.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee should become unable or unwilling to serve for any reason, either the number of directors will be reduced or the persons acting under any proxy will vote for the election of a substitute nominee that the Board recommends.

The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Votes to withhold authority and broker non–votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not affect the outcome of the election.

The Nominating Committee and the Board believe that each of the nominees possesses the qualities and experience that it believes the Company’s directors should possess. No family relationships exists between any of the directors or the Company’s executive officers.

The Board recommends that stockholders vote “FOR” the election of each of the nominees listed below.

Nominees for Director

Listed below are the six persons nominated for election to the Board. The following paragraphs include information about each director nominee’s business background, as furnished to the Company by the nominee, and additional experience, qualifications, attributes or skills that led the Nominating Committee and the Board to conclude that the nominee should serve on the Board.

Name	Age	Director Since
Jeff Hastings	61	2011
Brian Beatty	56	2011
L. Melvin Cooper	65	2016
Gary Dalton	64	2013
Michael Faust	58	2017
Alan B. Menkes	59	2018

Jeff Hastings

Mr. Hastings is Chairman of the Board and Chief Executive Officer of the Company. Mr. Hastings served as Executive Chairman of the Board and a member of the Board from 2013 to his election as Chairman and Chief Executive Officer in 2016. From 2008 to 2013, he was the majority stockholder of the Company’s predecessor (“Former SAE”) and in 2011, he became the Executive Chairman of Former SAE. Previously, Mr. Hastings was the President and an owner of Fairweather Geophysical, which primarily performed seismic operations in Alaska, and which was acquired by Veritas DGC Inc. in 2000. From 2000 until becoming the majority stockholder of Former SAE in 2008, Mr. Hastings was with Veritas in multiple positions, including Operations Manager for Alaska.

Mr. Hastings brings extensive business, managerial and leadership experience to the Board. With over 35 years of experience in the geophysical industry, Mr. Hastings provides the Board with a vital understanding and appreciation of the Company’s business. The Company believes that Mr. Hastings is qualified to serve on the Board based on his extensive knowledge of SAE and his experience in the geophysical industry.

Brian Beatty

Mr. Beatty is the Chief Operating Officer of the Company and a member of the Board. Mr. Beatty served as President and Chief Executive Officer and a member of the Board from 2011 to his election as Chief Operating Officer and a member of the Board in 2016. He founded Former SAE in 2006 and served as the President and Chief Executive Officer of Former SAE from its inception. Prior to founding Former SAE, Mr. Beatty held many positions with Veritas DGC Inc., beginning as a seismic field manager and eventually managing all of Veritas’ South American operations and establishing Veritas’ business in Peru, Chile, Argentina, Brazil, and Bolivia.

Mr. Beatty has over 30 years of experience in the geophysical industry working in numerous different geographies. The Company believes that Mr. Beatty is qualified to serve on the Board based on his extensive knowledge of the Company and his experience in the geophysical industry.

L. Melvin Cooper

Mr. Cooper has served as the Senior Vice President and Chief Financial Officer of Forbes Energy Services Ltd. (OTC: FLSS) (“Forbes”), a public company in the energy services industry, since 2007. Forbes filed for financial reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2017 and successfully emerged in April 2017. Prior to Forbes, Mr. Cooper served in financial or operating roles of various companies involved in oilfield site preparation, new home construction, supply chain management, and other industries. Since 2010, Mr. Cooper has served on the Board of Directors of Flotek Industries, Inc. (NYSE: FTK), where he is a member of the Nominating and Corporate Governance, Audit, and Compensation Committees. Since 2012, Mr. Cooper has served on the Board of Directors of Par Pacific Holdings, Inc. (NYSE: PARR), where he is a member of the Audit, Nominating and Corporate Governance Committees. Mr. Cooper received a Board Leadership Fellow certification from the National Association of Corporate Directors (“NACD”) where he is also a member of the Board of Directors of the NACD Houston/Austin/San Antonio Chapter. Mr. Cooper earned a degree in accounting from Texas A&M University–Kingsville in 1975 and is a Certified Public Accountant.

The Company believes that Mr. Cooper is qualified to serve on the Board based on his public company experience, operational experience, and financial expertise. Mr. Cooper’s accounting background also adds to the expertise of the Board.

Gary Dalton

Mr. Dalton has served as the President of Latash Investments LLC, an investment advisory firm based in Alaska, since 2001. He previously served as Chief Financial Officer and Executive Vice President at National Bank of Alaska for more than 20 years. Prior to joining National Bank of Alaska, he worked for the Comptroller of the Currency as a Bank Examiner. Mr. Dalton is a Trustee of the Alaska Permanent Fund Corporation and a Board member of the Alaska Museum Foundation. He graduated from the University of Puget Sound.

The Company believes that Mr. Dalton is qualified to serve the Board based on his investment and financial expertise.

Michael Faust

Mr. Faust has over 35 years of industry, financial and leadership experience within the oil and natural gas sector, including diverse geological, geophysical and reservoir experience spanning many different basins and formations throughout the world. Since March 2019, Mr. Faust has served as the President and Chief Executive Officer of Obsidian Energy Ltd. (TSX: OBE) (“Obsidian”), a Canadian-listed public company in the oil and natural gas industry, and has also served on its Board of Directors and its Operations and Reserves Committees since April 2018. Since March 2019, Mr. Faust has served on the Board of Directors of Parker Drilling Company (NYSE: PKD), a U.S.–listed provider of drilling services and rental tools to the energy industry in the U.S. and international markets, where he serves on the Audit and Corporate Governance Committees. Previously, Mr. Faust had a long career of increasing responsibilities with ExxonMobil, ConocoPhillips Alaska, Inc. and ConocoPhillips Canada Ltd., where he oversaw and managed the companies’ exploration and strategy in those regions. Mr. Faust earned his Master of Arts degree in Geophysics from the University of Texas at Austin in 1984, after receiving his Bachelor of Science degree in Geology from the University of Washington in 1981. Mr. Faust is a Certified Petroleum Geologist and is a member of the American Association of Petroleum Geologists (AAPG) and the Society of Exploration Geophysicists (SEG).

The Company believes that Mr. Faust is qualified to serve on the Board based on his oil and natural gas services industry knowledge and investment and financial expertise.

Alan B. Menkes

Mr. Menkes currently serves as the Managing Partner of Empeiria Capital Partners, a private equity firm that he co–founded in 2002. Prior to founding Empeiria, from 1998 through 2002, Mr. Menkes was Co–Director of Private Equity and a member of the Executive Committee of Thomas Weisel Partners, during which period he also served on the boards of directors of a number of companies including Stellent Inc., a public company. Mr. Menkes currently serves as Chairman of the Board of Directors of Tank Partners Holdings LLC, a company controlled by Empeiria, and was previously on the Boards of Integrated Drilling Equipment Holdings, a public company, Stella Environmental Services and Conner Steel Products Holdings. From 2011 to 2012, Mr. Menkes served as the CEO of Empeiria Acquisition Corp., a public special purpose acquisition company until it closed its merger with an operating company in December 2012. From 2009 through 2010, Mr. Menkes served as the managing partner of G2 Investment Group LLC, a diversified asset management firm. Between 2007 and 2008, Mr. Menkes was a Partner of Enterprise Infrastructure Ventures, a real estate investment firm, and the Chief Strategic and Investment Officer of CS Technology, an affiliate of Enterprise Infrastructure Ventures. Mr. Menkes earned a B.A. in Economics with Highest Distinction from the University of Virginia in 1980 and a M.B.A. with Distinction from the Wharton School at the University of Pennsylvania in 1982.

The Company believes that Mr. Menkes is qualified to serve on the Board based on his significant investment and leadership skills and board experience.

Corporate Governance

The Board of Directors

The Company is governed by the Board and its various committees. The Board and its committees have general oversight responsibility for the affairs of the Company. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders.

Director Independence

The Company adheres to the rules of the NASDAQ Capital Market (“NASDAQ”) in determining whether a director is independent. The Board consults with counsel to ensure that the Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NASDAQ corporate governance requirements define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the Board has affirmatively determined that Messrs. Cooper, Dalton, Faust and Menkes are independent directors.

In accordance with NASDAQ requirements, the Company’s Board is comprised of a majority of independent directors and the Nominating, Compensation and Audit Committees are all comprised entirely of independent directors. At regular Board meetings, the Company’s independent directors meet separately in executive sessions during which only directors who are independent are present.

Board Leadership Structure

The Board does not have a general policy regarding the separation of the roles of Chairman and Chief Executive Officer, or CEO. The Company’s By–laws permit these positions to be held by the same person, and the Board believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and CEO based on the Company’s circumstances at a particular time.

Mr. Hastings currently serves as both the Chairman of the Board and the CEO of the Company. The Board has determined that it is appropriate for Mr. Hastings to serve as both Chairman and CEO because it provides an efficient structure that permits the Company to present a unified vision to its constituencies.

In March 2018, the Board appointed Mr. Faust to serve as Lead Independent Director. The Lead Independent Director (i) presides over all meetings of the independent directors, (ii) serves as a liaison between the Chairman of the Board and the independent directors, (iii) has authority to call meetings of the independent directors and (iv) serves as a contact person to facilitate communications between employees, stockholders and others with the independent directors.

Director Meeting Attendance

The Company expects its directors to attend all Board meetings and any meetings of committees of which they are members and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board held five meetings in 2018, and each of the Company’s current directors attended all of these meetings. Although the Company does not have any formal policy regarding director attendance at stockholder meetings, the Company attempts to schedule its meetings so that all directors can attend in person or by phone. All of the Company’s directors attended the 2018 Annual Meeting of Stockholders.

Board Committees

The Board has a standing Audit Committee, Compensation Committee and Nominating Committee. Committee members and committee chairs are appointed by the Board. The current members of these committees are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating Committee
Jeff Hastings
Brian Beatty
L. Melvin Cooper	Chairman	X
Gary Dalton	X	Chairman	X
Michael Faust	X
Jacob Mercer		X	Chairman
Alan B. Menkes			X

Each committee of the Board functions pursuant to a written charter adopted by the Board. A copy of each committee charter is available on the investor relations section of the Company’s website, www.saexploration.com.

Audit Committee Information

The Audit Committee’s duties, which are specified in the Audit Committee charter, include, but are not limited to:

•

assisting the Board in its oversight of (i) the Company’s accounting and financial reporting processes; (ii) the integrity of the Company’s consolidated financial statements; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the qualifications and independence of the Company’s independent registered public accounting firm; and (v) the performance of the Company’s independent registered public accounting firm and internal audit function;

•	appointing, compensating, retaining and overseeing the Company’s independent registered public accounting firm;

•

reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly consolidated financial statements and earnings releases, including determining whether to recommend to the Board whether the audited consolidated financial statements should be included in the Company’s Form 10–K;

•

pre–approving all audit services and permitted non–audit services to be performed by the Company’s independent registered public accounting firm, including the fees and terms of the services to be performed;

•

reviewing the activities and organizational structure of the Company’s internal audit function and advising on the selection, performance or removal of the Company’s internal audit director, if one has been appointed, and any outside consultants hired to perform the internal audit function;

•	assisting the Board in its oversight of major risk assessment and risk management policies; and

•	reviewing and approving all related party transactions.

The Board has determined that Mr. Cooper is an “audit committee financial expert” as defined under the rules and regulation of the SEC. In addition, the Audit Committee is composed exclusively of “independent directors,” as defined for Audit Committee members under the NASDAQ listing standards and the rules and regulations of the SEC.

The Audit Committee held four meetings in 2018. Each of the Audit Committee members attended all of the meetings.

Compensation Committee Information

The Compensation Committee’s duties, which are specified in the Compensation Committee charter, include, but are not limited to, establishing the overall executive compensation philosophies and policies of the Company, reviewing and approving compensation paid to the Company’s executive officers and directors and administering the Company’s incentive compensation plan, including authority to make and modify awards under such plan. Each of the members of the Compensation Committee is independent under the applicable NASDAQ listing standards.

The Compensation Committee had four meetings in 2018. Each of the members of the Compensation Committee attended all of the meetings.

Nominating Committee Information

The Nominating Committee’s duties, which are specified in the Nominating Committee charter, include, but are not limited to, recommending to the Board individuals qualified to serve as the Company’s directors and to advise the Board with respect to the composition of the Board and Board committees. Each of the members of the Nominating Committee is independent under the applicable NASDAQ listing standards.

The Nominating Committee had four meetings in 2018. Each of the Nominating Committee members attended all of the meetings.

Director Nomination Process

The Nominating Committee has the responsibility for identifying, evaluating and recommending director candidates to the Board. In identifying potential candidates, the Nominating Committee may consider persons identified by its members, management, stockholders, and others. Currently, the guidelines considered by the Nominating Committee for selecting nominees are that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service, and have a reputation consistent with that of the image and reputation of the Company;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations;

•	should have knowledge of the Company and issues affecting it; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the Company’s stockholders.

The Nominating Committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Nominating Committee may require certain skills or attributes, such as independence or financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members.

Diversity is one of the various factors the Nominating Committee may consider in identifying director nominees, but the Nominating Committee does not have a formal policy regarding board diversity. All director candidates, including candidates appropriately recommended by stockholders, are evaluated in accordance with the process described above.

As a result of the Company’s restructurings in 2016 and 2017 and in accordance with the Company’s Third Amended and Restated Certificate of Incorporation, as amended, and its By–laws, Whitebox Advisors LLC (“Whitebox”) and Highbridge Capital Management, LLC (“Highbridge”) each have the right to choose one director to be nominated for so long as each of their common stock holdings exceed 9% of the total shares outstanding. At this time, neither Whitebox nor Highbridge has nominated a director to be elected at the Annual Meeting.

The Nominating Committee does not distinguish among, and will consider, nominees recommended by stockholders and other persons. Stockholders who wish to recommend a candidate for election to the Board in 2020 should send their letters to Brent Whiteley, Chief Financial Officer, General Counsel, and Secretary, SAExploration Holdings, Inc., 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079. Mr. Whiteley will promptly forward all such letters to the members of the Nominating Committee. Stockholder’s letters must be received not less than 60 days nor more than 90 days prior to the first anniversary of the date of this meeting and the letter must contain the information described in the Company’s By–laws and Nominating Committee charter regarding director nominations.

Related Person Transactions

A related person transaction is defined as a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets as of the last two years, and in which any related person has or will have a direct or indirect material interest. A related person means:

•	any executive officer, director or nominee for election as a director;

•	any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s common stock;

•	any immediate family member of any of the executive officers, directors or nominees for election as a director, or beneficial owner of more than 5% of the Company’s common stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such persons has a 10% or greater beneficial ownership interest.

The Audit Committee is responsible for reviewing and approving all related person transactions to determine whether any such transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Mr. Hastings owns and controls Speculative Seismic Investments, LLC (“SSI”). In 2018, SSI was a lender under the Company’s senior loan facility in the principal amount of $642,571. Interest paid to SSI in 2018 totaled $77,189.

Mr. Hastings is also a lender under the Company’s senior credit facility. In 2018, the largest principal amount outstanding was $750,000. Mr. Hastings was paid $794,427 of principal and $50,583 of interest in 2018. As of April 26, 2019, Mr. Hastings has $366,667 of principal amount outstanding under the senior credit facility and a maximum commitment of $500,000.

In September 2018, the Company issued 6% Senior Secured Convertible Notes due 2023 (the “2023 Notes”). Mr. Hastings was an initial purchaser of $1.0 million principal amount of the 2023 Notes, and he was paid $13,167 of interest in 2018.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) for its directors, officers and other employees. A copy of the Code is available on the investor relations section of the Company’s website, www.saexploration.com. If the Company makes any substantive amendments to the Code or grants any waiver to the Code, the Company will disclose the nature of such amendment or waiver on the Company’s website or in a Current Report on Form 8–K filed with the SEC.

The Board’s Role in Risk Oversight

Management is responsible for managing the risks that the Company faces. The Board is responsible for overseeing management’s approach to risk management. The involvement of the full Board in reviewing the Company’s strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. While the Board has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board assist it in fulfilling that responsibility.

The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in its oversight of the evaluation and management of risks related to the Company’s compensation policies and practices.

The Board believes that this division of responsibilities is the most effective risk management approach and the Board leadership structure supports this approach. With his extensive knowledge of our business and full time focus on the Company’s business affairs, Mr. Hastings is uniquely positioned to lead the Board, particularly as it focuses on identifying and managing the key strategic risks facing the Company.

Communications with the Board of Directors

Stockholders and other interested parties can communicate directly with any of the Company’s directors, including its non–employee directors, by sending a written communication to a director c/o Brent Whiteley, Chief Financial Officer, General Counsel and Secretary at the Company’s corporate offices. All communications received in accordance with these procedures will be promptly reviewed by Mr. Whiteley before being forwarded to the appropriate director or directors. The Company generally will not forward to directors a stockholder communication that Mr. Whiteley determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

Director Compensation

The table below shows the compensation paid to each non–employee director who served on the Board in 2018. Directors who are also employees of the Company (currently Messrs. Hastings and Beatty) receive no compensation for their service as directors.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
L. Melvin Cooper	$95,000	$100,000	$195,000
Gary Dalton	80,000	100,000	180,000
Michael Faust	91,000	100,000	191,000
Alan B. Menkes (2)	68,959	100,000	168,959
Michael Kass (2)	6,041	—	6,041
Jacob Mercer (3)	—	100,000	100,000

(1)

Under the terms of the Company’s Amended and Restated 2018 Long–Term Incentive Plan (the “Plan”), each independent director received an annual grant of $50,000 of equity for Board and committee service. In addition to these awards, each independent director also received a discretionary grant of $50,000 of equity under the Plan.

(2)	Effective January 29, 2018, Mr. Kass resigned from the Board and was replaced by Mr. Menkes.

(3)	When the stock compensation described above was granted, Mr. Mercer, the director designated by Whitebox, made an election to allow Whitebox to receive the stock compensation in all cash.

For services performed in 2018, each non–employee director received cash fees of $75,000, with the Chairman of the Audit Committee and the Lead Independent Director each receiving an additional annual cash fee of $20,000 and the Chairman of the Compensation Committee receiving an additional annual cash fee of $5,000. In addition, each director is reimbursed for his out of pocket expenses in connection with attending meetings.

Each director may make an election to receive the annual cash fees described above in the equivalent value in shares of the Company’s common stock. If so elected, such director will be automatically granted an award of common stock, restricted stock or restricted stock units under the Plan. No director made such an election in 2018.

Each independent director may elect to defer the delivery of the proceeds of the equity awards discussed above until the earlier of (i) the date of a change–in–control (as defined in the Plan), (ii) the independent director’s separation from service as defined in the Plan or (iii) the independent director’s death. In the event of a change–in–control (as defined in the Plan), each independent director will fully vest in his or her outstanding equity awards so long as the independent director continues to be an independent director through the date of the change–in–control. Messrs. Cooper, Dalton, Faust and Menkes made such an election in 2018.

Proposal 2 — Advisory Vote to Approve Executive Compensation (Say–on–Pay)

This advisory vote on executive compensation, required by Section 14A of the Exchange Act and referred to as the “say–on–pay” vote, gives stockholders the opportunity to express their views on the Company’s named executive officers’ compensation, as disclosed in this proxy statement pursuant to Item 402 of Regulation S–K. Stockholders may vote for or against the approval of the Company’s executive compensation, or they may abstain from voting on this proposal.

As described in detail in the “Executive Compensation” section beginning on page 15, the primary objectives in designing the Company’s executive compensation program are to attract, retain and motivate the talent needed to lead and grow the Company, reward successful performance and more closely align executives’ interests with those of the Company and its stockholders. The ultimate objective of the Company’s compensation program is to improve the intrinsic value of the Company and long–term stockholder value.

The Company encourages you to review the compensation tables and the narrative disclosures on compensation in this proxy statement. The Compensation Committee and the Board believe that the Company’s executive compensation program is effective in implementing the Company’s compensation philosophy and achieving its goals.

The Company requests stockholder approval of the compensation of its named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company is asking its stockholders to vote “FOR” the following non–binding resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement of the Company for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Adoption of the say–on–pay proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. While your vote on this proposal is advisory and will not be binding on the Company, the Board or the Compensation Committee, the Company values the opinion of its stockholders and will take the results of this advisory vote into account when making future decisions regarding its executive compensation program.

The Board recommends that you vote “FOR” the resolution, on an advisory basis, approving the executive compensation of the named executive officers.

Proposal 3 — Advisory Vote on the Frequency of Future Say–on–Pay Votes

Section 14A of the Exchange Act requires the Company to submit a non–binding, advisory resolution to stockholders at least once every six years to determine whether advisory votes on executive compensation, such as Proposal 2 of this proxy statement, should be held every one, two, or three years. At the Annual Meeting, stockholders will select the frequency of say–on–pay votes by approving a resolution in one of the following forms:

RESOLVED, that the stockholders determine, on an advisory basis, that the frequency with which the stockholders should have an advisory vote on the compensation of the named executive officers as disclosed in the proxy statements for its annual meetings pursuant to the compensation disclosure rules of the Securities and Exchange Commission is:

Choice 1 — every year;

Choice 2 — every two years;

Choice 3 — every three years; or

Choice 4 — abstain.

The Board of Directors has determined that holding a say–on–pay vote every one year is consistent with its policies and practices for evaluating and determining compensation of the Company’s named executive officers and will allow the Board and the Compensation Committee to engage with investors to understand any concerns about executive compensation and meaningfully implement any desired changes to its compensation policies and practices.

The frequency of say–on–pay vote is advisory, and therefore not binding on the Company, the Board, or the Compensation Committee.

Adoption of the frequency of say–on–pay proposal requires the affirmative vote of a plurality of the issued and outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

The Board recommends that stockholders vote “FOR” one year (Choice 1) on the proposal recommending the frequency of advisory votes on future say–on–pay votes.

Executive Compensation

This section explains the Company’s executive compensation program as it relates to the Principal Executive Officer and the two most highly compensated executive officers (the “Named Executive Officers”):

Name	Age	Position
Jeff Hastings	61	Chief Executive Officer, Chairman of the Board and Director
Brian Beatty	56	Chief Operating Officer and Director
Brent Whiteley	53	Chief Financial Officer, General Counsel, and Secretary

This discussion may include statements regarding financial and operating performance targets in the limited context of the Company’s executive compensation program. Investors should not evaluate these statements in any other context. These statements are not statements of management’s expectations of future results or guidance.

Overview of the Compensation Program

The Compensation Committee has overall responsibility for the approval, evaluation and oversight of the Company’s compensation program.

Objectives of the Compensation Program

The Company’s compensation program seeks to provide total compensation packages that are competitive in terms of potential value to its executives, and which are tailored to its unique characteristics and needs within its industry in order to create a compensation program that will adequately reward its executives for their roles in creating value for the Company’s stockholders to achieve the following objectives to:

•	attract and retain talented executive officers by providing reasonable total compensation levels competitive with that of executives holding comparable positions in similarly situated organizations;
•	provide total compensation that takes into account individual performance;
•	provide performance–based compensation that balances rewards for short–term and long–term results and takes into account both the individual’s and the Company’s performance; and
•	encourage the long–term commitment of the Company’s executive officers to the Company’s and its stockholders’ long–term interests.

Elements of the Compensation Program

To accomplish the Company’s objectives, the Company seeks to offer a total direct compensation program to its executives that, when valued in its entirety, serves to attract, motivate and retain executives with the character, experience and professional accomplishments required for the Company’s growth and development. For 2018, the compensation program had four primary components:

•	base salary;
•	cash performance bonus;
•	long–term incentive awards; and
•	benefits.

The Company views these components of executive compensation as related but distinct. Although the Compensation Committee reviews total compensation, the Company does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The Company determines the appropriate level for each compensation component based in part but, not exclusively, on its view of internal equity and consistency, individual performance and any other information deemed relevant and timely.

In addition to the guidance provided by the Compensation Committee, the Company may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases and recommendations regarding compensation.

To provide stability and appropriate incentive, Messrs. Hastings, Beatty and Whiteley are all parties to employment agreements that expire on December 31, 2020, subject to earlier termination in certain circumstances, with subsequent automatic annual renewals for one–year terms unless notice to terminate is provided by either party at least 90 days prior to the expiration of any such term.

Base Salary

Base salaries are the foundation of the Company’s executive compensation program. They provide a fixed baseline level of cash compensation based on each executive officer’s position, experience, level of responsibility, individual job performance, contributions to the Company’s corporate performance, job tenure and future potential. Base salary levels also impact amounts paid under other elements of the Company’s executive compensation program including cash performance bonuses and long–term incentive awards.

The employment agreements, which were effective as of January 29, 2018, set base salaries for 2018 as follows: Mr. Hastings ($552,780), Mr. Beatty ($552,780) and Mr. Whiteley ($403,410). The employment agreements also provide that, for any calendar year during the term of the employment agreements in which the prior calendar year’s Free Cash Flow (as defined in the employment agreements) equals or exceeds $15 million, the executive officers’ base salaries will be as follows: Mr. Hastings ($664,198), Mr. Beatty ($664,198) and Mr. Whiteley ($448,231). As the Company’s Free Cash Flow for 2018 was less than $15 million, base salaries for 2019 for Messrs. Hasting, Beatty and Whiteley will remain the same as those in 2018. The Compensation Committee believes that the base salaries for 2018 were within a reasonable range of base salaries for comparable executive talent.

Cash Performance Bonus

The Company includes an annual cash performance bonus as part of its compensation program because the Company believes this element of compensation provides each executive officer the opportunity to receive a cash performance bonus based on the achievement of specified performance goals by such executive officer.

The performance goals that determine the amount of the cash performance bonuses for Messrs. Hastings, Beatty and Whiteley are defined in each employment agreement and are tied to Free Cash Flow targets, EBITDA targets, individual performance targets and health, safety and environment (“HSE”) targets. For Mr. Hastings, these performance goals for any calendar year are set by the Compensation Committee and the Board. For Messrs. Beatty and Whiteley, these performance goals are set by the Compensation Committee after consultation with Mr. Hastings.

In the event that the Company’s Free Cash Flow for the prior calendar year is less than $15 million, the employment agreements provide an annual cash performance bonus with (i) an annual target amount of 35% of base salary and a guaranteed annual cash performance bonus of at least 17.5% and as much as 52.5% of base salary for Messrs. Hastings and Beatty, and (ii) an annual target amount of 30% of base salary and a guaranteed annual cash performance bonus of at least 15% and as much as 45% of base salary for Mr. Whiteley, in each case, if certain performance goals are achieved.

In the event that the Company’s Free Cash Flow for the prior calendar year is greater than $15 million, the employment agreements provide an annual cash performance bonus with (i) an annual target amount of 100% of base salary and a guaranteed annual cash performance bonus of at least 50% and as much as 150% of base salary for Messrs. Hastings and Beatty, and (ii) an annual target amount of 80% of base salary and a guaranteed annual cash performance bonus of at least 40% and as much as 120% of base salary for Mr. Whiteley, in each case, if certain performance goals are achieved.

As the Company’s Free Cash Flow for 2018 was less than $15 million, cash performance bonuses for 2018 (paid in 2019) for Messrs. Hastings and Beatty were $125,757 and for Mr. Whiteley was $78,665.

Long–Term Incentive Awards

The long–term incentive awards deliver a targeted percentage of base salary to each executive officer based on the achievement of long–term goals of the Company.

The Compensation Committee approved the long–term incentive awards plan to promote retention of executive officers, increase the proportion of their total performance–based compensation, and provide an incentive to achieve the Company’s long–term strategic and financial goals.

In the event that the Company’s Free Cash Flow for the prior calendar year is less than $15 million, the employment agreements provide a target aggregate value of long–term incentive awards with (i) a target value of 60% of base salary for Messrs. Hastings and Beatty, and (ii) a target value of 40% of base salary for Mr. Whiteley.

In the event that the Company’s Free Cash Flow for the prior calendar year is greater than $15 million, the employment agreements provide a target aggregate value of long–term incentive awards with (i) a target value of amount of 20% of base salary for Messrs. Hastings and Beatty, and (ii) a target value of 13% of base salary for Mr. Whiteley.

As the Company’s Free Cash Flow for 2018 was less than $15 million, long–term incentive awards for 2018 (granted in 2019) for Messrs. Hastings and Beatty were $215,584 and for Mr. Whiteley was $104,887.

In addition to the long–term incentive awards described above and in accordance with their employment agreements, the Company also awards restricted stock or restricted stock units (“RSUs”) under a Management Incentive Program (the “MIP”) to the executive officers. In 2018, Messrs. Hastings and Beatty were each awarded 146,720 RSUs and Mr. Whiteley was awarded 116,512 RSUs. In 2019, based on the recommendation of Mr. Hastings and upon approval of the Compensation Committee, Messrs. Hastings and Beatty were each awarded an additional 157,760 RSUs and Mr. Whiteley was awarded 125,279 RSUs, of which one–half vested in April 2019 and one–half will vest in January 2021.

Benefits

The Company believes in a simple, straight–forward compensation program and, as such, Messrs. Hastings, Beatty and Whiteley are not provided unique perquisites or other personal benefits other than their monthly car allowances and payments of the premiums on their health and life insurance policies. Consistent with this strategy, no other perquisites or personal benefits have, or are, expected to exceed $10,000 for Messrs. Hastings, Beatty and Whiteley.

The Company provides company benefits that it believes are standard in the industry. These benefits consist of a group medical, dental and vision insurance program for employees and their qualified dependents, group life insurance for employees and retirement savings plans.

How Elements of the Compensation Program are Related to Each Other

The Company views the various components of compensation as related but distinct and emphasizes “pay for performance” with a significant portion of total compensation reflecting a risk aspect tied to long–term and short–term financial and strategic goals. The Company’s compensation philosophy is to foster entrepreneurship at all levels of the organization by making long–term equity–based incentives a significant component of executive compensation. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, and other considerations it deems relevant, such as rewarding extraordinary performance.

The Compensation Committee, however, has not adopted any formal or informal policies or guidelines for allocating compensation between long–term and currently paid out compensation, between cash and non–cash compensation, or among different forms of non–cash compensation.

Summary Compensation Table

The following table provides summary information concerning the compensation of the Named Executive Officers for the years ended December 31, 2018 and 2017:

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan (2)	All Other Compensation (3)	Total
Jeff Hastings	2018	$559,703	$3,902,752	$125,757	$67,098	$4,655,310
CEO, Chairman of the Board	2017	614,383	—	562,207	89,138	1,265,728
Brian Beatty	2018	559,703	3,902,752	125,757	36,759	4,624,971
COO	2017	614,383	—	562,207	37,396	1,213,986
Brent Whiteley	2018	403,410	3,099,219	78,668	55,098	3,636,395
CFO, General Counsel and Secretary	2017	414,615	—	303,522	67,217	785,354

(1)

Reflects the grant date fair value of RSU awards for each Named Executive Officer computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The Company determines the grant date fair value of the awards by multiplying the number of RSUs granted by the closing price of one share of the Company’s common stock on the award grant date. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting or the sale of the RSUs. There were no RSU awards made in 2017. In accordance with their employment agreements, Messrs. Hastings and Beatty were each awarded 146,720 RSUs and Mr. Whiteley was awarded 116,512 RSUs as MIP awards in 2018. These awards were to vest as follows: (a) one–fourth on July 29, 2019, (b) one–fourth on January 29, 2020 and (c) one–half on January 29, 2021. In August 2018, the Board accelerated the vesting of the RSUs that were to vest on July 29, 2019 and January 29, 2020.

(2)	Represents the amounts earned under the Company’s non–equity incentive plan for 2018 and 2017, respectively. Amounts were paid in 2019 and 2018, respectively.

(3)

Represents payment of monthly automobile allowances ($2,750/month for both Mr. Hastings and Mr. Beatty and $1,750/month for Mr. Whiteley) and the payment of the premiums on health and life insurance policies.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding restricted stock unit awards at December 31, 2018:

Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Jeff Hastings	73,360	$137,183
Brian Beatty	73,360	137,183
Brent Whiteley	58,256	108,939

(1)	These restricted stock units issued as MIP awards vest on January 29, 2021.

(2)	Based on the closing price of the Company’s common stock on December 31, 2018 of $1.87.

Termination of Employment and Change–in–Control Provisions

Messrs. Hastings, Beatty and Whiteley are each party to employment agreements which provides them with post–termination benefits in a variety of circumstances. The amount of compensation payable in some cases may vary depending on the nature of the termination, whether as a result of retirement/voluntary termination, involuntary not–for–cause termination, termination following a change of control and in the event of disability or death of the executive.

The employment agreements for Messrs. Hastings, Beatty and Whiteley provide that, in the event of a termination of the executive’s employment by the Company without cause (as defined in the employment agreements) or by the executive for good reason (as defined in the employment agreements), the Company will pay the executive (i) all accrued but unpaid base salary and vacation, (ii) a prorated portion of any bonus for the year such executive was terminated, (iii) a payment equal to the previous two years’ bonuses, (iv) a severance amount equal to 24 months of base salary, and (v) reimbursement of premiums associated with continuation of coverage through COBRA for a period of up to 18 months. In addition, all of such executive’s unvested equity awards will become immediately vested.

In the event of termination of the executive officer’s employment due to his death or permanent disability (as defined in the employment agreements), all of such executive’s unvested equity awards will also become immediately vested.

The employment agreements for Messrs. Hastings, Beatty and Whiteley provide that, within six months of a change in control (as defined in the employment agreements), should the Company not renew or replace the employment agreements with agreements containing substantially the same or better terms or, if the executive officer elects to terminate his employment with the Company, the Company will pay the executive: (i) all accrued but unpaid base salary and vacation, (ii) a prorated portion of any bonus for the year such executive was terminated, (iii) a payment equal to the previous two years’ bonuses, (iv) a severance amount equal to 24 months of base salary, and (v) reimbursement of premiums associated with continuation of coverage through COBRA for a period of up to 18 months. In addition, all of such executive’s unvested equity awards will become immediately vested.

Securities Authorized for Issuance under Equity Compensation Plans

The Plan allows for the issuance of stock options (both incentive and non–qualified), stock appreciation rights, restricted stock awards, restricted stock units, other stock–based awards and cash–based awards. As of December 31, 2018, there were 2,750,000 shares authorized for issuance under the Plan, which includes 1,791,056 shares of common stock that may be issued in respect of MIP Awards. No more than 100,000 shares of common stock may be granted as incentive stock options under the Plan to any single participant during any single calendar year.

The following table provides information as of December 31, 2018, concerning the Company’s securities authorized for issuance under equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	363,357	$—	2,127,726
Equity compensation plans not approved by security holders	—	—	—
Total	363,357	$—	2,127,726

(1)	Includes 104,440 RSUs that were awarded to certain of the independent directors where delivery has been deferred.

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 26, 2019, information regarding the beneficial ownership of the Company’s common stock by the following:

•	each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% of common stock;
•	each of the Company’s directors and named executive officers; and
•	all of the Company’s directors and named executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including warrants that are currently exercisable or exercisable within 60 days of April 26, 2019. Shares issuable pursuant to warrants are deemed outstanding for computing the percentage of the person holding such equity instruments but are not outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

The calculation of the percentage of beneficial ownership is based on 4,290,697 shares of common stock outstanding as of April 26, 2019.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is 1160 Dairy Ashford Rd., Suite 160, Houston, TX 77079.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
5% Beneficial Owners:
Whitebox Advisors LLC (1)	1,994,356	32.56%
DuPont Capital Management Corp.(2)	613,144	14.20%
BlueMountain Capital Management, LLC (3)	449,779	9.99%
Highbridge Capital Management, LLC (4)	437,632	9.88%
Morgan Stanley Investment Management Inc. (5)	344,451	8.03%
Ducera LLC (6)	242,795	5.66%
Officers and Directors:
Jeff Hastings (7)	118,939	2.77%
Brent Whiteley	96,991	2.26%
Brian Beatty (8)	86,028	2.00%
Mike Scott (9)	32,529	*
Ryan Abney	21,330	*
Darin Silvernagle (10)	15,255	*
L. Melvin Cooper (11)	375	*
Gary Dalton	—	—
Jacob Mercer (12)	—	—
Michael Faust	—	—
Alan Menkes	—	—
All directors and executive officers as a group (11 persons)	371,447	8.66%

*	Less than 1%.

(1)

The business address of the reporting person is 3033 Excelsior Blvd., Suite 300, Minneapolis, Minnesota 55416. The foregoing information was derived from a Schedule 13D/A filed on April 1, 2019, in which the reporting person identifies itself as having shared voting and dispositive power over 1,994,356 shares of common stock, which includes (i) 160,480 shares of common stock and (ii) 1,833,876 additional shares of common stock issuable upon the exercise of 2,446,026 Series C Warrants, 4,997,800 Series D Warrants and 29,233,812 Series E Warrants, all of which the reporting person could exercise within 60 days of April 26, 2019. The Schedule 13D/A further indicated that Whitebox General Partner LLC has shared voting and dispositive power over 1,994,356 shares of common stock, Whitebox Multi–Strategy Partners, LP has shared voting and dispositive power over 1,191,365 shares of common stock, Whitebox Credit Partners, LP has shared voting and dispositive power over 400,067 shares of common stock, and Whitebox Asymmetric Partners, LP has shared voting and dispositive power over 293,881 shares of common stock.

(2)

The business address of the reporting person is 1 Righter Parkway, Suite 3200, Wilmington, DE 19803. The foregoing information was derived from a Schedule 13G/A filed on January 4, 2019, in which the reporting person identifies itself as having sole voting and dispositive power over 613,144 shares of common stock, which includes (i) 584,641 shares of common stock and (ii) 584,594 Series C Warrants convertible into 28,503 shares of common stock.

(3)

The business address of the reporting person is 280 Park Avenue, 12th Floor, New York, NY 10017. The foregoing information was derived from the Company’s knowledge of the reporting person’s shared voting and dispositive power over 449,779 shares of common stock, which includes (i) 240,432 shares of common stock and (ii) 209,347 additional shares of common stock issuable upon the exercise of the Company’s Series C Warrants, Series D Warrants and Series E Warrants. The foregoing information was also derived from the Company’s knowledge of the reporting person’s ownership of an aggregate of 2,317,413 Series C Warrants, 4,734,992 Series D Warrants and 25,319,122 Series E Warrants convertible into 1,618,576 shares of common stock.  The warrant agreements for each series of warrants, however, provides that, at all times a holder of Series C Warrants, Series D Warrants or Series E Warrants who is not a beneficial owner of 10% or more of the outstanding common stock, may only exercise up to that number of warrants so that, upon exercise, the aggregate beneficial ownership of common stock of such holder and all persons affiliated with such holder, is not more than 9.99% of common stock then outstanding (other than in connection with a change of control of the Issuer) (the “9.99% Blocker”). The number of shares of common stock and corresponding percentage set forth in the table above give effect to the 9.99% Blocker.

(4)

The business address of the reporting person is 40 West 57th Street, 32nd Floor, New York, New York 10019.  The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2019, in which the reporting person identifies itself as having shared voting and dispositive power through its control of 1992 MSF International Ltd. and 1992 Tactical Credit Master Fund, L.P. of over 437,632 shares of common stock, which includes (i) 300,917 shares of common stock and (ii) 136,715 additional shares of common stock issuable upon the exercise of Series C Warrants and Series D Warrants.  The foregoing information was also derived from the Company’s knowledge of the reporting person’s ownership of an aggregate of 1,372,242 Series C Warrants and 1,362,053 Series D Warrants convertible into 136,715 shares of common stock.  The Company understands that 1992 MSF International Ltd. has shared voting and dispositive power over 374,632 shares of common stock, which includes 237,917 shares of common stock, and 136,715 additional shares of common stock issuable upon the exercise of the aforementioned Warrants, and 1992 Tactical Credit Master Fund, L.P. has shared voting and dispositive power over 63,000 shares of common stock.

(5)

The business address of the reporting person is 522 Fifth Avenue, 6th Floor, New York, New York 10036. The foregoing information was derived from a Schedule 13G filed on February 14, 2019, in which the reporting person identifies itself as having shared voting and dispositive power over 309,037 shares of common stock. The foregoing information was also derived from the Company’s knowledge of the reporting person’s exercise of an aggregate of 529,224 Series C Warrants for 26,441 shares of common stock subsequent to the filing date for the reporting person’s aforementioned Schedule 13G, and further knowledge of the reporting person’s ownership of an additional 179,575 Series D Warrants convertible into an additional 8,973 shares of common stock.

(6)

The business address of the reporting person is 499 Park Avenue, New York, NY 10022. The foregoing information was derived from a Schedule 13G filed on February 7, 2019, in which the reporting person identifies itself as having shared voting and dispositive power over 242,795 shares of common stock.

(7)

Includes (i) 116,378 shares held directly by Mr. Hastings, (ii) 1,211 shares held indirectly through CLCH, LLC (“CLCH”), and (iii) 1,350 shares held indirectly through Speculative Seismic Investments, LLC (“SSI”). CLCH and SSI are both controlled by Mr. Hastings. The business address for CLCH is 4721 Golden Spring Circle, Anchorage, Alaska 99507. The business address for SSI is 11 Crestwood Dr., Houston, TX 77007.

(8)

Includes (i) 85,328 shares held directly by Mr. Beatty and (ii) 700 shares held indirectly through Seismic Management Holdings, Inc. (“SMH”), which is controlled by Mr. Beatty. The business address of this reporting person is 4860 25th Street SE, Calgary, Alberta T2B 3M2.  The business address for SMH is 59 Westpoint Court SW, Calgary, Alberta T3H 4M7.

(9)	The business address of this reporting person is 4860 25th Street SE, Calgary Alberta, T2B 3M2.
(10)	The business address of the reporting person is 29131 Township Road 264, Rocky View County, Alberta T4A 0N3.
(11)	The business address of the reporting person is 603 Shiloh Rd., Bastrop, TX 78602.
(12)	The business address of the reporting person is 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s outstanding shares of common stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership and reports of changes in their beneficial ownership of the Company’s common stock. Based solely on a review of such reports and written representations made by the Company’s executive officers and directors with respect to the completeness and timeliness of their filings, the Company believes that all Section 16(a) filing requirements applicable to the Company’s reporting persons were complied with during 2018.

Proposal 4 — Ratification of Appointment of
Independent Registered Public Accounting Firm

The Audit Committee has appointed Pannell Kerr Forster of Texas, P.C. (“PKF”) to serve as the Company’s independent registered public accounting firm for 2019. PKF has served as the Company’s independent registered public accounting firm since 2014.

The Company expects that representatives of PKF will be present at the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that representatives will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the Audit Committee’s appointment of PKF as the Company’s independent registered public accounting firm is not required by the By–laws or otherwise. Nevertheless, the Board is submitting the appointment of PKF to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of PKF. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board recommends that you vote “FOR” the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm for 2019.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by PKF for the audit of the Company’s consolidated financial statements for 2018 and 2017 and fees billed for other services rendered by PKF during those periods:

	2018	2017
Audit fees (1)	$553,588	$402,374
Audit-related fees (2)	12,660	12,745
Total	$566,248	$415,119

(1)

Audit fees consist primarily of the fees billed for the annual audit and quarterly reviews of the Company’s consolidated financial statements, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees consist of due diligence services and employee benefit plan audits.

Pre–Approval of Audit and Non–Audit Services

The Audit Committee’s charter requires the Audit Committee to approve in advance all audit and non–audit services to be provided by PKF. The Audit Committee may delegate authority to grant pre–approvals of audit and permitted non–audit services to a subcommittee consisting of one or more members of the Audit Committee, provided that any pre–approvals granted by any such subcommittee must be presented to the full Audit Committee at its next scheduled meeting. From time to time, the Audit Committee has delegated to the chairman of the committee the authority to pre–approve audit, audit–related and permitted non–audit services.

All non–audit services were reviewed with the Audit Committee or the chairman, which concluded that the provision of such services by PKF were compatible with the maintenance of such firm's independence in the conduct of its respective auditing function.

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board in its oversight of all material aspects of its accounting and financial reporting processes, relationship with its independent registered public accounting firm, internal controls and internal audit function of the Company. The Audit Committee appoints and oversees the qualifications of the Company’s independent registered public accounting firm.

Management has the primary responsibility for the Company’s consolidated financial statements and reporting processes, including the systems of internal controls.

In the performance of its oversight function, the Audit Committee (i) reviewed and discussed with management the audited consolidated financial statements included in the Company’s Annual Report on Form 10–K for the year ended December 31, 2018; (ii) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”); and (iii) received the written disclosures and the letter from the Company’s independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for such year.

Members of the Audit Committee

L. Melvin Cooper, Chairman

Gary Dalton

Michael Faust

Additional Information

Availability of Certain Documents

A copy of the Company’s Annual Report on Form 10–K for the year ended December 31, 2018 has been mailed or made available on the internet at http://www.cstproxy.com/saexploration/2019 along with this proxy statement to all stockholders of record. The Annual Report on Form 10–K does not constitute, and should not be considered, a part of this proxy solicitation material.

Householding

The SEC has adopted rules permitting companies to mail one proxy statement and annual report, or notice of internet availability or proxy materials, as applicable, in one envelope to all stockholders residing at the same address if certain conditions are met. This is called “householding” and can result in significant savings of paper and mailing costs.

Upon written or oral request, the Company will deliver a separate copy of the proxy statement and/or annual report to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future.

Stockholders may notify the Company of their requests by calling or writing the Company at:

SAExploration Holdings, Inc.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

Attention: Investor Relations

Telephone: (281) 258-4409

Email: rabney@saexploration.com

A copy of the Company’s Annual Report on Form 10-K, which includes its consolidated financial statements for the year ended December 31, 2018, is available without charge upon written request to the address set forth above.

Stockholder Proposals

The Company expects to hold its 2020 Annual Meeting of Stockholders on or about June 10, 2020 unless the date is changed by the Board. If you are a stockholder and you want to include a proposal in the 2020 proxy statement, you need to provide it to the Company’s Secretary by no later than December 31, 2019. If you are a stockholder and you want to present a matter of business to be considered at the 2020 Annual Meeting of Stockholders, notice must be given in writing to the Company’s Secretary between March 21, 2020 and April 20, 2020.

Other Business

The Company is not aware of any matters to be acted upon at the 2019 Annual Meeting other than those described above. The persons named in the proxies will vote in accordance with the recommendation of the Board of Directors on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. Discretionary authority for them to do so is contained in the proxy.

Whether you intend to be present at the Annual Meeting or not, the Company urges you to return your signed proxy card promptly.

.

Y YYOUR V OUR VOUR VO OOTE IS IMPOR TE IS IMPORTE IS IMPORT TTANT ANTANT. PLEASE V . PLEASE V. PLEASE VO OOTE T TE TTE TOD ODODA AAY YY. .. 2019 Annual Meeting ofStockholders June 19, 2019 9:00 A.M. Central Time Boardroom SAExploration Holdings, Inc. Corporate Offices 1160 Dairy Ashford Rd. Suite 160 Houston, Texas 77079 This Proxy is Solicited on Behalf of the Board of Directors Please Be Sure T Please Be Sure TPlease Be Sure To Mark, Sign, Date and Return Y o Mark, Sign, Date and Return Yo Mark, Sign, Date and Return Your Proxy Card our Proxy Cardour Proxy Cardin the Envelope Provided in the Envelope Providedin the Envelope Provided . FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED . PROXY Please mark your votes like this Proposals — The Board of Directors recommends a vote “FOR” the nominees, “FOR” Proposal 2, “FOR” the one year option in Proposal 3 and “FOR” Proposal 4 . WITHHOLD AUTHORITY X 1. To elect six directors: FOR the to vote for the FOR AGAINST ABSTAIN 4. To ratify the appointment of Nominee Nominee listed NOMINEES: listed to the left to the left Pannell Kerr Forster of Texas, P.C. as the Company’s independent Jeff Hastings registered public accounting firm Brian Beatty for 2019. L. Melvin Cooper Gary Dalton This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is Michael Faust made by the Record Holder, this Proxy will be voted “FOR” Alan B. Menkes the nominees for director, “FOR” Proposal 2, “FOR” the one year option in Proposal 3 and “FOR” Proposal 4. FOR AGAINST ABSTAIN 2. To vote on a non-binding resolution The undersigned hereby acknowledges receipt of the regarding the compensation of our Notice of Annual Meeting of Stockholders, Proxy Statement named executive officers. and the Company’s 2018 Annual Report. 3. To vote on a non-binding advisory resolution regarding the frequency with which we will hold an advisory stockholders vote to approve executive compensation. CONTROL NUMBER CONTROL NUMBERCONTROL NUMBER 1 Year 2 Years 3 Years Abstain Signature Signature, if held jointly Date, 2019. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materialsfor the Annual Meeting of Stockholders of SAExplorationHoldings, Inc. to be held June 19, 2019. The Notice of Annual Meeting of Stockholders andProxy Statement and Annual Report are available athttp://www.cstproxy.com/saexploration/2019 . FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED . PROXY SAExploration Holdings, Inc. Proxy for Annual Meeting of Stockholders Solicited by the Board of Directors The undersigned hereby appoints Jeff Hastings and Brian Beatty, or any of them, with full power of substitution, to represent the undersigned and to vote all the shares of common stock of SAExploration Holdings, Inc. (the “Company”) that the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 19, 2019, at 9:00 a.m., Central Time, in the Boardroom, SAExploration Holdings, Inc. Corporate Offices, 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079, and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED BY THE RECORD HOLDER, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR, “FOR” PROPOSAL 2, “FOR” THE ONE YEAR OPTION IN PROPOSAL 3, AND “FOR” PROPOSAL 4. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY STATEMENT. (Continued and to be marked, dated and signed, on the other side)